EXHIBIT 4.13.11
The taking of this document or any certified copy of it or any other document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee.
     SUPPLEMENT NO. 11 (this “Supplement”) dated as of September 1, 2010 to the Collateral Agreement dated as of November 5, 2009 (the “Collateral Agreement”), among REYNOLDS GROUP HOLDINGS INC., a corporation organized under the laws of the state of Delaware (“RGHI”), REYNOLDS CONSUMER PRODUCTS HOLDINGS INC., a corporation organized under the laws of the state of Delaware (the “U.S. Term Borrower” and, together with RGHI, the “U.S. Term Borrowers”), CLOSURE SYSTEMS INTERNATIONAL HOLDINGS INC., a corporation organized under the laws of the state of Delaware (together with the U.S. Term Borrowers, the “Borrowers”), REYNOLDS GROUP ISSUER LLC, a limited liability company formed under the laws of the state of Delaware (the “U.S. Issuer”), REYNOLDS GROUP ISSUER INC., a corporation organized under the laws of the state of Delaware (the “U.S. Co-Issuer” and, together with the U.S. Issuer, the “Issuers”), each Subsidiary of Holdings from time to time party thereto (each such Subsidiary, the Borrowers and the Issuers are referred to collectively herein as the “Grantors”) and THE BANK OF NEW YORK MELLON, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein).
     A. Reference is made to (a) the Credit Agreement dated as of November 5, 2009, as amended by Amendment No. 1, dated as of January 21, 2010, as further amended by Amendment No. 2 and Incremental Term Loan Assumption Agreement, dated as of May 4, 2010 (as amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the European Borrowers (as defined therein), Holdings, the guarantors from time to time party thereto, the lenders from time to time party thereto, (the “Lenders”) and Credit Suisse AG (formerly known as Credit Suisse), as administrative agent (in such capacity, the “Administrative Agent”), (b) the Indenture dated as of November 5, 2009 (as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or otherwise modified from time to time, the “Senior Secured Note Indenture”), among the Reynolds Group Escrow LLC, Reynolds Group DL Escrow Inc. and The Bank of New York Mellon, as trustee (in such capacity, the “Indenture Trustee”), principal paying agent, transfer agent and registrar and (c) the First Lien Intercreditor Agreement dated as of November 5, 2009, as amended by Amendment No. 1 and Joinder Agreement, dated as of January 21, 2010 (as amended, novated, supplemented, restated or modified from time to time, the “First Lien Intercreditor Agreement”), among the Collateral Agent, the Indenture Trustee, the Administrative Agent and the Loan Parties party thereto.
     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms pursuant to the Collateral Agreement.
     C. The Grantors have entered into the Collateral Agreement in order to induce the Secured Parties to extend credit to the Grantors pursuant to the Loan Documents. Section 5.16 of the Collateral Agreement provides that additional U.S. Subsidiaries of Holdings may become Grantors under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned U.S. Subsidiary (the “New U.S. Subsidiary”) is executing this Supplement in accordance with the requirements of the Collateral Agreement and the other Loan Documents to become a Grantor under the Collateral Agreement in order to induce the Secured Parties to extend additional credit and as consideration for credit previously extended, in each case, under the Loan Documents.
     Accordingly, the Collateral Agent and the New U.S. Subsidiary agree as follows:
     SECTION 1. In accordance with Section 5.16 of the Collateral Agreement, the New U.S. Subsidiary by its signature below becomes a U.S. Grantor under the Collateral Agreement with the same force and effect as if originally named therein as a U.S. Grantor and the New U.S. Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a U.S. Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a U.S. Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New U.S. Subsidiary, as security for the payment and performance in full of the Obligations, does hereby create and grant to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New U.S. Subsidiary’s right, title and interest in and to the Collateral of the New U.S. Subsidiary to the extent provided in the Collateral Agreement. Each reference to a “Grantor” and “U.S. Grantor” in the Collateral Agreement shall be deemed to include the New U.S. Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.
     SECTION 2. The New U.S. Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms hereof.
     SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New U.S. Subsidiary and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission or other customary means of electronic transmission shall be effective as delivery of a manually signed counterpart of this Supplement.
     SECTION 4. The New U.S. Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the information, with respect to such New U.S. Subsidiary, required by the Perfection Certificate the form of which is attached as Exhibit B to the Collateral Agreement and (b) set forth under its signature hereto, is the true and correct legal name of the New U.S. Subsidiary and its jurisdiction of organization.
     SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.
          SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 8. All communications and notices hereunder shall (except as otherwise permitted by the Collateral Agreement) be in writing and given as provided pursuant to Section 5.01 of the Collateral Agreement.
     SECTION 9. The New U.S. Subsidiary agrees to reimburse the Collateral Agent for its out-of-pocket expenses in connection with this Supplement, including the fees, other charges and disbursements of counsel for the Collateral Agent as provided in Section 5.06 of the Collateral Agreement, mutatis mutandis.

     SECTION 10. The New U.S. Subsidiary is a limited liability company duly organized under the law of Delaware.

A-4

     IN WITNESS WHEREOF, the New U.S. Subsidiary and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

REYNOLDS FOOD PACKAGING LLC
By:	/s/ Helen Golding
	Name:	Helen Golding
Title: Assistant Secretary
Address: 6641 West Broad Street, Richmond, VA 23230
Legal Name: Reynolds Food Packaging LLC
Jurisdiction of Formation: Delaware

THE BANK OF NEW YORK MELLON, as Collateral Agent
By:	/s/ Catherine F. Donohue
	Name:	Catherine F. Donohue
	Title:	Vice President

Schedule I to
Supplement No. 11 to the
Collateral Agreement
Schedule 1
Names

Change in Identity
or Corporate
	Other Legal Names	Structure Within
Grantor’s Exact Legal Name	(including date of change)	the Past 5 years
Reynolds Food Packaging LLC	None	None

Schedule I to
Supplement No. 11 to the
Collateral Agreement
Schedule 2(a)
Jurisdictions and Locations

Organizational
			Identification	Chief Executive Office or
	Jurisdiction of		Number	Registered Office Address
Grantor	Organization	Form of Organization	(if any)	(including county)
Reynolds Food Packaging LLC	Delaware	Limited Liability Company	3884432	National Registered Agents, Inc. 160 Greentree Drive, Suite 101, Dover, DE 19904 (Kent County, Delaware)

Schedule I to
Supplement No. 11 to the
Collateral Agreement
Schedule 2(b)
Location of Other Persons that Possess Collateral

Names and Addresses of Other Persons
that Possess any Collateral (including
Grantor	county)
Reynolds Food Packaging LLC	Cornwall Warehousing 2850 Marleau Ave. Cornwall, Ontario, K6H 7B6 Canada (Stormont County)

Reynolds Food Packaging LLC	Cornwall Warehousing 825 Boundary Rd. Cornwall, Ontario K6H 7J8 Canada (Stormont County)

Reynolds Food Packaging LLC	Tri-State Ingredients, Inc. 6147 Western Row Road Mason, OH 45040 (Warren County)

Schedule I to
Supplement No. 11 to the
Collateral Agreement
Schedule 5
UCC Filings

Grantor	UCC Filing Office/County Recorder’s Office
Reynolds Food Packaging LLC	Delaware Secretary of State Department of Corporations Uniform Commercial Code Division 401 Federal Street Dover, DE 19901

Schedule I to
Supplement No. 11 to the
Collateral Agreement
Schedule 6
Stock Ownership and Other Equity Interests

		Certificate	Number of Equity	Percentage of
Grantor	Issuer	Number	Interests	Ownership
None

Schedule I to
Supplement No. 11 to the
Collateral Agreement
Schedule 7
Debt Instruments

Grantor	Creditor	Debtor	Type	Amount
None

Schedule I to
Supplement No. 11 to the
Collateral Agreement
Schedule 8
Mortgaged Property and Mortgage Filings

	Exact Name of	Exact Name of
Mortgaged Property	Owner	Record Owner	Property Address	Filing Office
None

Schedule I to
Supplement No. 11 to the
Collateral Agreement
Schedule 9(a)
Intellectual Property
Copyrights and Copyright Applications
COPYRIGHTS OWNED BY REYNOLDS FOOD PACKAGING LLC
U.S. Copyright Registrations
None
Pending U.S. Copyright Applications for Registration
None
Non-U.S. Copyright Registrations
None
Non-U.S. Pending Copyright Applications for Registration
None

Schedule I to
Supplement No. 11 to the
Collateral Agreement
Schedule 9(b)
Intellectual Property
Patents and Patent Applications
PATENTS OWNED BY REYNOLDS FOOD PACKAGING LLC
U.S. Patents

Title	Type	Serial No.	Patent No.
Locking Structure for Hinged Container	U	10/966,726	7,284,673
U.S. Patent Applications
None
Non-U.S. Patents
None
Non-U.S. Patent Applications
None

Schedule I to
Supplement No. 11 to the
Collateral Agreement
Schedule 9(c)
Intellectual Property
Trademarks and Trademark Applications
TRADEMARK/TRADE NAMES OWNED BY REYNOLDS FOOD PACKAGING LLC
U.S. Trademark Registrations

Mark	Reg. Date	Reg. No.
FLIP N’ STACK	17-Mar-09	3,592,216
TAKEAWAY GOURMET	10-Mar-09	3,588,446
U.S. Trademark Applications

Mark	Filing Date	Application No.
TERRASMART	27-Nov-07	77/337,642
State Trademark Registrations
None
Non-U.S. Trademark Registrations
None
Non-U.S. Trademark Applications
None
Trade Names
None

Schedule I to
Supplement No. 11 to the
Collateral Agreement
LICENSES
I. Licenses/Sublicenses of Reynolds Food Packaging LLC as Licensor/Sublicensor on Date Hereof
A. Copyrights
U.S. Copyrights
None
Non-U.S. Copyrights
None

Schedule I to
Supplement No. 11 to the
Collateral Agreement
B. Patents
U.S. Patents
None
U.S. Patent Applications
None
Non-U.S. Patents
None
Non-U.S. Patent Applications
None

Schedule I to
Supplement No. 11 to the
Collateral Agreement
C. Trademarks
U.S. Trademarks
None
U.S. Trademark Applications
None
Non-U.S. Trademarks
None
Non-U.S. Trademark Applications
None

Schedule I to
Supplement No. 11 to the
Collateral Agreement
D. Others
None

Schedule I to
Supplement No. 11 to the
Collateral Agreement
II. Licenses/Sublicenses of Reynolds Food Packaging LLC as Licensee/Sublicensee on Date Hereof
A. Copyrights
U.S. Copyrights
None
Non-U.S. Copyrights
None

Schedule I to
Supplement No. 11 to the
Collateral Agreement
B. Patents
U.S. Patents
None
U.S. Patent Applications
None
Non-U.S. Patents
None
Non-U.S. Patent Applications
None

Schedule I to
Supplement No. 11 to the
Collateral Agreement
U.S. Trademarks
None
U.S. Trademark Applications
None
Non-U.S. Trademarks
None
Non-U.S. Trademark Applications
None

Schedule I to
Supplement No. 11 to the
Collateral Agreement
D. Others
None

Schedule I to
Supplement No. 11 to the
Collateral Agreement
Schedule 10
Commercial Tort Claims

Grantor/Plaintiff	Defendant	Description
None

Schedule I to
Supplement No. 11 to the
Collateral Agreement
Schedule 11
Deposit Accounts

Depositary
Institution
Grantor	(including address)	Type of Account	Account Number
Reynolds Food Packaging LLC	Bank of America 101 South Tryon Street Charlotte, NC 28255	Lockbox	[____________]

Reynolds Food Packaging LLC	Citibank One Penns Way New Castle, DE 19720	Checking	[_____________]

Reynolds Food Packaging LLC	Citibank 111 Wall Street New York, NY 10043	EFT and Concentration	[______________]

Schedule I to
Supplement No. 11 to the
Collateral Agreement
Schedule 12
Securities Accounts

Intermediary
Institution
Grantor	(including address)	Type of Account	Account Number
None